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                                                                   EXHIBIT 10

                              RESIGNATION AGREEMENT


RESIGNATION AGREEMENT entered into this ____ day of October 2000 among Richard
H. Bach, residing at 1039 Robinson Road Mohawk, New York 13407, the affiliates of Richard H. Bach whose signatures are set forth on the signature page hereof (the "Richard H. Bach Lenders") and The Financial Commerce Network, Inc. ("TFCN"), a Nevada corporation, with principal offices at 63 Wall Street 21st Floor, New York, New York 10005.

         WHEREAS, Richard H. Bach desires to resigns as Chief Executive Officer, Chairman of the Board and director of TFCN. and upon completion or signing of this Agreement does hereby resign as Chairman and Director of The Financial Commerce Network, Inc.;

         WHEREAS, Richard H. Bach has made loans (the "Loans") to TFCN that are outstanding on the date hereof, permitted TFCN to defer payment of salary to him (the "Deferred Salary") and contributed 250,000 shares (the "Shares") of Common Stock, par value $.001 per share, (the "Common Stock") to TFCN and its subsidiaries;

         WHEREAS, the parties hereto desire to set forth, among other things, the various responsibilities of TFCN with respect to the Loans, the Deferred Salary and the Shares on an ongoing basis;

         NOW THEREFORE, the parties hereto agree as follows:

1        REPAYMENT OF LOANS AND PAYMENT OF DEFERRED SALARY

1.1 LOANS. The estimated outstanding principal amount of the Loans as at October 17, 2000 is set forth on Schedule 1.1 and the name of the lender (which Richard H. Bach represents is either Richard H. Bach or a Richard H. Bach Lender, each of which is an affiliate of Richard H.
         Bach). The final determination of the principal amount of the Loans shall be determined in accordance with the procedure set forth on Exhibit A. Interest shall accrue on a monthly basis with respect to the Loans from and after the date hereof at the rate of __% per annum. The Loans shall be repaid in the manner set forth below.

1.1.1 TFCN agrees to pay Richard H. Bach, or the Richard H. Bach Lender designated by Richard H. Bach, Five Thousand Dollars ($5,000.00) per week in respect of the Loans and interest accruing thereon commencing effective the week ending October 20, 2000, until the Loans and accrued interest have been paid in full.

1.1.2 Twenty (20%) percent of the net proceeds of any and all future financings raised for TFCN, from the sale of debt or equity securities or warrants, options or similar rights for the purchase thereof shall be paid to Richard H. Bach or to the Richard H. Bach


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         Lender in respect of the Loans, until the Loans and accrued interest have been paid in full.

1.1.3 All payments with respect to the Loans shall be applied first to interest and then to principal.

1.2      DEFERRED SALARY. The estimated outstanding deferred salary of Richard
         H. Bach as of the date hereof is set forth on Schedule 1.2 ("Deferred Salary"). The final determination of the Deferred Salary shall be determined in accordance with the procedure set forth on Exhibit A hereto.

1.2.1 After the Loans have been repaid in full, ten (10%) percent of the net proceeds of any and all future financings raised for TFCN, from the sale of debt or equity securities or warrants, options or similar rights for the purchase thereof shall be paid to Richard H. Bach in respect of Deferred Salary, until the Deferred Salary has been paid in full.

2        RESIGNATION

         This Agreement shall not be effective unless and until Richard H. Bach executes and delivers his resignation as Chief Executive Officer, Chairman of the Board and director of TFCN and his positions of officer or director of any subsidiaries of TFCN in the form annexed as Exhibit B.

3        COVENANTS AND ADDITIONAL AGREEMENTS OF TFCN

3.1 At any time that Richard H. Bach owns 25% of his current holdings of TFCN or the Loans, Deferred Salary or any other present obligations of TFCN guaranteed by Richard H. Bach remain outstanding, TFCN shall not, without the prior consent of Richard H. Bach, issue or sell any common stock, preferred stock or convertible debt of TFCN other than:

         a. securities issuable with respect to presently outstanding option, warrants, convertible debt or other derivative securities; or

         b. [intentionally omitted]

         c. Five Hundred Thousand shares (500,000) of common stock to be issued, over the next six months, for recruiting employees or promoting the company , to be issued on a performance basis.


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3.2      TFCN shall pay Richard H. Bach a commission of ninety (90%) percent of payout, less standard ticket charges, on all trades executed for or on behalf of all of Richard H. Bach's clients as set forth on Schedule 2.2, and any new clients approved and so designated by TFCN, through Alexander, Wescott & Co., Inc. Richard H. Bach shall arrange for all such trades to be executed by an Alexander Wescott & Co., Inc. ("ALWC") registered brokers located at registered offices of AWC.

3.3 TFCN shall pay Richard H. Bach a commission of ninety (90%) percent of net payout on all investment banking fees generated by Richard H. Bach for and on behalf of AWC.

3.4 AWC shall allow Richard H. Bach to maintain his registered representative registration, through the National Association of Security Dealers Central Depository System, for a minimum period of up to ten (10) years; provided that Richard H. Bach continues to qualify under applicable rules and regulation.

3.5 Richard H. Bach will reimburse TFCN for any health insurance premiums paid on his behalf pursuant to COBRA.

3.6 TFCN agrees to issue to Richard H. Bach or an affiliate designated by Richard H. Bach, in lieu of severance, on or before December 31, 2000, Two Hundred Fifty Thousand (250,000) shares of Common Stock.

3.7 No clients of Richard H. Bach listed on Schedule 2.2, are to be contacted or solicited in any way by TFCN or any AWLC employee, now or in the future, unless previously authorized in writing by Richard H.
         Bach: provided that this restriction shall lapse upon the death or permanent disability of Richard H. Bach. No other clients of TFCN are to be contacted or solicited in any way by Richard H. Bach, now or in the future, unless previously authorized in writing by TFCN.

4        SUBLEASE

4.1 TFCN shall continue after the date hereof to occupy its present offices (the "Offices").

4.2 TFCN and the Richard H. Bach affiliate holding the lease of the Offices shall enter into a six month sublease of the Offices commencing November 1, 2000 at an aggregate rent of $12,000 or 80% of fair market value, the lesser of the two, without any security deposit.

4.3 Until January 1, 2001, Richard H. Bach will have the use of two offices and unlimited use of the conference room to the extent available. After January 1, 2001 space 2102 will revert back to Richard H. Bach.


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5        BOARD APPROVAL

         This Agreement shall be subject to the approval of the Board of Directors of TFCN and unless approved on or before October 31, 2000, shall be void as if never written.

6        MISCELLANEOUS

6.1 WAIVER. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms of conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

6.2 ENTIRE AGREEMENT. It is expressly understood that this Agreement constitutes the entire agreement between the parties hereto The terms and conditions of this Agreement may be modified only by a written agreement signed by each of the parties hereto.

6.3 NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered or mailed by certified or registered mail or overnight courier to the addresses set forth above listed below:

                  with a copy to, in case of notices to TFCN:

                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           25th Floor
                           New York, New York  10158
                           Telecopier: (212) 949-7052
                           Attention: Jack Becker, Esq.

                  in the case of notices to Richard H. Bach:

                           [name and address of attorney]

or to such other address or addresses as may hereafter be designated by notice as provided for in this paragraph. Notices shall be deemed given when actually received.

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6.4      CONTROLLING LAW. All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of New York as applied to agreements made and wholly performed within such State, and any dispute arising therefrom and the remedies available shall be determined in accordance with such laws.

6.5 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the terms hereof.

6.6 INVALID PROVISION(S). In the event and to the extent that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, and this Agreement shall be construed to effect, as closely as possible, the original intent of such provision.

6.7 ASSIGNABILITY. This Agreement and all rights hereunder are personal to the Richard H. Bach and shall not be assignable and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of TFCN by merger, consolidation, purchase of assets or otherwise, shall succeed by contract or operation of law to the rights and obligations of TFCN hereunder; provided, however, that TFCN shall, notwithstanding such assignment and assumption shall remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of TFCN to the extent TFCN is surviving.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                              THE FINANCIAL COMMERCE
                                              NETWORK, INC.




               /s/                            By:       /s/
         ------------------------                 -----------------------------
         RICHARD H. BACH                          Ara Proudian, President


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

The undersigned hereby agrees to and accepts the provisions of this Resignation Agreement that are required to be performed by it.


ALEXANDER WESCOTT & CO., INC.




BY:      /s/
    -------------------------



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                                                                      EXHIBIT A

The Corporation shall provide access at all reasonable time to Richard H. Bach's accountant for purposes of determining the accuracy of the information with respect to the Loans and Deferred Salary set forth on Schedules 1.1 and 1.2 hereto.

In the event either party (the "Objecting Party") does not concur with the amount of the Loans from each Richard H. Bach Lender or Deferred Salary, such party within 90 days after the date of this Agreement, time being of the essence, may elect to seek a redetermination of the amount of the Loans or Deferred Salary by giving notice (the "Notice of Objection") to the other party provided such notice shall set forth with specificity the claimed amount of the Loans or the Deferred Salary and the basis for such claim. If within 30 days after the Notice of Objection, the other party does not elect by notice (the "Notice electing Independent Determination") to the Objecting Party for a final determination to be made by an independent party, the amounts set forth in the Notice of Objection shall be final and binding. The Notice Electing Independent Determination shall also contain the name of the accounting firm that will serve as arbitrator (the "Arbitrator"), which shall be a reputable accounting firm with more than 100 accounting professionals in the New York metropolitan area and which is independent of the parties hereto, together with the description of the Arbitrator's qualifications. If the Notice Electing Independent Appraisal is timely made, the Arbitrator shall be retained jointly by TFCN and Bach to determine the amount of the Loans or Deferred Salary in accordance with standard audit practices and such determination shall be final and binding on the parties hereto.

The fees of the Arbitrator shall be paid by the prevailing party which shall mean the party whose determination of the aggregate amount of the Loans and Deferred Salary is closest to the determination of the Arbitrator. In the event a party does not file a Notice of Objection, its determination for purposes of determining liability for the Arbitrator's fee shall be deemed to be the amounts set forth on Schedules 1.1 and 1.2 hereto.

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



                                                                      EXHIBIT B

         The undersigned hereby resigns from his positions as officer or director of The Financial Commerce Network, Inc. and any subsidiaries thereof, including without limitation his positions as Chief Executive Officer, Chairman of the Board and Director of The Financial Commerce Network, Inc.

Dated: October     , 20000



                                        -----------------------
                                        RICHARD H. BACH




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                                 RICHARD H. BACH
                               1039 ROBINSON ROAD
                                MOHAWK, NY 13407

                                                            November 29, 2000

The Financial Commerce Network, Inc.
63 Wall Street, 21st Floor
New York, NY 10005
         Attn.: Ara Proudian, President

Gentlemen:

         I refer you to the Resignation Agreement (the "Resignation Agreement") signed in October 2000 between you, The Financial Commerce Network, Inc (the "Company") and me. Please confirm by your signature below. Please confirm our understanding by your signature below that (i) the Resignation Agreement remains in full force and effect; (ii) the time set forth in paragraph 5 of the Resignation Agreement for approval of the agreement by the Company's board of directors is extended until December 15, 2000; and (iii) the interest rate on the Loans (as defined in the Resignation Agreement) shall be 8%.

Sincerely,


/s/
-----------------
Richard H. Bach


Accepted and Agreed:

THE FINANCIAL COMMERCE NETWORK, INC.



By:    /s/
   ---------------------------------
        Ara Proudian, President



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